Exhibit 99.1

Murphy USA Inc. Reports First Quarter 2020 Results

El Dorado, Arkansas, April 17, 2020 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three months ended March 31, 2020.
Key Highlights:
•Net income was $89.3 million, or $2.92 per diluted share, in Q1 2020 compared to net income of $5.3 million, or $0.16 per diluted share, in Q1 2019

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including  RINs) for Q1 2020 was 22.5 cpg compared to 12.3 cpg in Q1 2019

•Total retail gallons increased 1.2% in Q1 2020 compared to Q1 2019, while volumes on a same store sales ("SSS") basis decreased 1.0%

•Merchandise contribution dollars grew 10.3% to $107.5 million compared to the prior-year quarter, on average unit margins of 15.6% in the current quarter

•Common shares repurchased during the first quarter of 2020 were approximately 1.4 million for $140.6 million at an average price of $103.17 per share

"Despite exceptional first quarter performance, our business faces unprecedented risks and unknown challenges stemming from COVID-19 as the resiliency of our economy, our public health system, and our citizens are put to the test," said President and CEO Andrew Clyde. "In times of crisis, companies with robust business models will successfully navigate through the uncertainty and we believe Murphy USA is well-positioned to continue serving our customers, our employees, and our shareholders in this environment. While near-term demand remains uncertain, our customers continue to rely on us for their core fuel and merchandise needs and we remain committed to serving them. We have a strong balance sheet, a resilient and agile business model, and the levers to pull to preserve liquidity if needed. As such, the long-term view of our value creation potential remains unchanged, despite the transitory demand impacts we are seeing currently. Lastly, I want to thank all our store employees, who have risen to the occasion and stood on the front-line during this crisis, continuing to provide clean, safe, and friendly service to our customers, despite the difficult environment. I am proud to see the Murphy USA spirit is as resilient as our business."

Consolidated Results

	Three Months Ended March 31,
Key Operating Metrics	2020	2019
Net income (loss) ($ Millions)	$89.3	$5.3
Earnings per share (diluted)	$2.92	$0.16
Adjusted EBITDA ($ Millions)	$170.7	$58.8

Net income, Adjusted EBITDA, and diluted EPS in Q1 2020 were greater than Q1 2019 levels primarily due to higher all-in fuel contribution, higher total retail fuel volumes combined with higher merchandise contribution, partially offset by higher operating expenses and SG&A costs.

Fuel

	Three Months Ended March 31,
Key Operating Metrics	2020	2019
Total retail fuel contribution ($ Millions)	$283.0	$87.6
Total PS&W contribution ($ Millions)	(61.5)	31.4
RINs and other (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	15.5	9.2
Total fuel contribution ($ Millions)	$237.0	$128.2
Retail fuel volume - chain (Million gal)	1,053.7	1,041.6
Retail fuel volume - per site (K gal APSM)[1]	236.2	236.8
Retail fuel volume - per site (K gal SSS)[2]	232.6	234.3
Total fuel contribution (including retail, PS&W and RINs) (cpg)	22.5	12.3
Retail fuel margin (cpg)	26.9	8.4
PS&W including RINs contribution (cpg)	(4.4)	3.9
[1] Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2019 amounts not revised for 2020 raze-and-rebuild activity

Total fuel contribution dollars increased 84.9%, or $108.8 million, in the first quarter of 2020. Retail fuel margins of 26.9 cpg were 220.2% higher than the first quarter 2019, which increased total retail contribution dollars by $195.4 million to $283.0 million. Retail fuel volumes moderated toward the end of the quarter due to stay at home restrictions in many areas of operation. Partially offsetting the retail improvement were lower PS&W contributions which decreased $92.9 million when compared to Q1 2019 due to lower-trending prices causing negative timing and inventory adjustments. Increased volumes and prices for RINs sold in Q1 2020 compared to Q1 2019 contributed $6.3 million to the total fuel contribution improvement.

Merchandise

	Three Months Ended March 31,
Key Operating Metrics	2020	2019
Total merchandise contribution ($ Millions)	$107.5	$97.5
Total merchandise sales ($ Millions)	$687.5	$606.2
Total merchandise sales ($K SSS)[1,2]	$153.8	$137.8
Merchandise unit margin (%)	15.6%	16.1%
Tobacco contribution ($K SSS)[1,2]	$15.5	$13.4
Non-tobacco contribution ($K SSS)[1,2]	$9.0	$9.0
Total merchandise contribution ($K SSS)[1,2]	$24.5	$22.4
[1]2019 amounts not revised for 2020 raze-and-rebuild activity
[2]Includes site-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased 10.3% to $107.5 million in the first quarter 2020, due to higher sales across the chain. Though non-tobacco contribution on a SSS basis for the current quarter was flat, this category was negatively impacted compared to Q1 2019 due to the allocation of certain costs that were previously included in operating expense. Total merchandise contribution dollars per store on a SSS basis increased 9.7%.

Other Areas

	Three Months Ended March 31,
Key Operating Metrics	2020	2019
Total station and other operating expense ($ Millions)	$135.1	$132.8
Station OPEX excluding credit card fees and rent ($K APSM)	$20.1	$20.0
Total SG&A cost ($ Millions)	$39.2	$34.6

Total station and other operating expenses, excluding payment fees and rent, increased 0.6% on an APSM metric and was primarily attributable to higher employee-related expenses. As noted in our 2020 guidance, we have removed rent from this metric for both periods presented. Total SG&A costs were $4.6 million higher in Q1 2020 when compared to 2019, primarily due to increased employee-related expenses and professional fees from business improvement initiatives.

Station Openings
Murphy USA opened two new retail locations in Q1 2020, bringing the store count to 1,491, consisting of 1,161 Murphy USA sites and 330 Murphy Express sites. A total of 15 stores are currently under construction and include 5 new retail locations and 10 kiosks undergoing raze-and-rebuild that will return to operation as 1400 sq. ft. stores.

Financial Resources

	As of March 31,
Key Financial Metrics	2020	2019
Cash and cash equivalents ($ Millions)	$200.3	$180.4
Long-term debt ($ Millions)	$987.4	$838.0

Cash balances as of March 31, 2020 totaled $200.3 million. Long-term debt consisted of approximately $493 million in carrying value of 4.75% senior notes due in 2029, $297 million in carrying value of 5.625% senior notes due in 2027 and $250 million of term debt less $50 million of current maturities, which is reflected in current liabilities. The asset-based revolving facility (the "ABL") was undrawn and had a borrowing capacity of $91 million as of March 31, 2020. We believe that our existing liquidity is sufficient for our near term needs and we do not currently expect to seek government aid from Federal programs established by the CARES Act.

	Three Months Ended March 31,
Key Financial Metric	2020	2019
Average shares outstanding (diluted) (in thousands)	30,541	32,420

Common shares repurchased during the current quarter were approximately 1.4 million for $140.6 million under the $400 million share repurchase program approved by the Board of Directors in July 2019, with approximately $134.4 million remaining in the plan at March 31, 2020. At March 31, 2020, the Company had common shares outstanding of 29,177,638. The effective income tax rate for Q1 2020 was 23.9% compared to 10.9% in Q1 2019. The higher rate in Q1 2020 was due to similar discrete tax items having a smaller impact on higher pretax income.

2020 Guidance Update
“As the COVID-19 pandemic impacts all sectors of the global economy, beginning in mid-March we have seen a reduction in customer count that has impacted our business,” said Mr. Clyde. “Most notably, fuel volumes have declined below our previously issued 2020 guidance range of 250,000 to 255,000 average gallons per store month. For this reason, we are withdrawing our 2020 retail fuel volume guidance. The commodity environment for crude oil and refined gasoline and distillates remains volatile and while the current retail fuel margin is significantly higher than our 5 year historical averages, we can not forecast when that margin environment will decline. Therefore, we are unable to provide any updated assumptions for modeling purposes for net income or Adjusted EBITDA for the remainder of 2020 at this time. Our other 2020 guidance metrics regarding organic growth, fuel breakeven, corporate costs and capital allocation remain unchanged.”

* * * * *

Earnings Call Information
The Company will host a conference call on April 17, 2020 at 10:00 a.m. Central Time to discuss first quarter 2020 results. The conference call number is 1 (844) 613-1037 and the conference number is 8568912. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars, except share and per share amounts)	2020	2019
Operating Revenues
Petroleum product sales (a)	$2,480.2	$2,499.8
Merchandise sales	687.5	606.2
Other operating revenues	17.1	10.4
Total operating revenues	3,184.8	3,116.4

Operating Expenses
Petroleum product cost of goods sold (a)	2,259.8	2,381.5
Merchandise cost of goods sold	580.0	508.7
Station and other operating expenses	135.1	132.8
Depreciation and amortization	39.4	39.7
Selling, general and administrative	39.2	34.6
Accretion of asset retirement obligations	0.6	0.5
Total operating expenses	3,054.1	3,097.8

Net settlement proceeds	—	0.1
Gain (loss) on sale of assets	0.1	(0.1)
Income (loss) from operations	130.8	18.6

Other income (expense)
Interest income	0.8	0.7
Interest expense	(13.3)	(13.6)
Other nonoperating income (expense)	(1.0)	0.2
Total other income (expense)	(13.5)	(12.7)
Income (loss) before income taxes	117.3	5.9
Income tax expense (benefit)	28.0	0.6
Net Income	$89.3	$5.3

Basic and Diluted Earnings Per Common Share
Basic	$2.95	$0.16
Diluted	$2.92	$0.16
Weighted-average Common shares outstanding (in thousands):
Basic	30,235	32,206
Diluted	30,541	32,420
Supplemental information:
(a) Includes excise taxes of:	$473.5	$455.3

Murphy USA Inc.
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

(Millions of dollars)	Three Months Ended March 31,
	2020	2019
Net income	$89.3	$5.3

Other comprehensive income (loss), net of tax
Interest rate swap:
Realized gain (loss)	0.1	—
Unrealized gain (loss)	(3.6)	—
Reclassified to interest expense	(0.1)	—
	(3.6)	—
Deferred income tax (benefit) expense	(0.9)	—
Other comprehensive income (loss)	(2.7)	—
Comprehensive income (loss)	$86.6	$5.3

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended March 31,
Marketing Segment	2020	2019

Operating Revenues
Petroleum product sales	$2,480.2	$2,499.8
Merchandise sales	687.5	606.2
Other operating revenues	17.0	10.3
Total operating revenues	3,184.7	3,116.3

Operating expenses
Petroleum products cost of goods sold	2,259.8	2,381.5
Merchandise cost of goods sold	580.0	508.7
Station and other operating expenses	135.1	132.8
Depreciation and amortization	35.9	36.6
Selling, general and administrative	39.2	34.6
Accretion of asset retirement obligations	0.6	0.5
Total operating expenses	3,050.6	3,094.7

Gain (loss) on sale of assets	0.1	(0.1)
Income from operations	134.2	21.5

Income (loss) from operations before income taxes	134.2	21.5
Income tax expense	33.3	5.3
Income (loss) from operations	$100.9	$16.2

Total tobacco sales revenue same store sales[1,2]	$112.3	$98.8
Total non-tobacco sales revenue same store sales[1,2]	41.5	39.0
Total merchandise sales revenue same store sales[1,2]	$153.8	$137.8
[1]2019 amounts not revised for 2020 raze-and-rebuild activity
[2]Includes site-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,491	1,473
Total store months during the period	4,461	4,399

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended
	March 31, 2020
	SSS[1]	APSM[2]
Fuel gallons per month	(1.0)%	(0.2)%

Merchandise sales	11.8%	11.8%
Tobacco sales	14.7%	14.1%
Non tobacco sales	4.6%	6.6%

Merchandise margin	9.7%	8.6%
Tobacco margin	17.2%	15.4%
Non tobacco margin	(1.1)%	0.5%
[1]Includes site-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2019 for the sites being compared in the 2020 versus 2019 comparison). When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$200.3	$280.3
Accounts receivable—trade, less allowance for doubtful accounts of $0.1 in 2020 and $1.2 in 2019	136.3	172.9
Inventories, at lower of cost or market	243.5	227.6
Prepaid expenses and other current assets	22.5	30.0
Total current assets	602.6	710.8
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,107.3 in 2020 and $1,079.2 in 2019	1,808.3	1,807.3
Other assets	172.5	169.1
Total assets	$2,583.4	$2,687.2
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$51.2	$38.8
Trade accounts payable and accrued liabilities	400.6	466.2
Income taxes payable	6.1	—
Total current liabilities	457.9	505.0

Long-term debt, including capitalized lease obligations	987.4	999.3
Deferred income taxes	221.8	216.7
Asset retirement obligations	33.2	32.8
Deferred credits and other liabilities	136.3	130.4
Total liabilities	1,836.6	1,884.2
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2020 and 2019, respectively)	0.5	0.5
Treasury stock (17,589,526 and 16,307,048 shares held at
2020 and 2019, respectively)	(1,235.2)	(1,099.8)
Additional paid in capital (APIC)	530.2	538.7
Retained earnings	1,453.3	1,362.9
Accumulated other comprehensive income (loss) (AOCI)	(2.0)	0.7
Total stockholders' equity	746.8	803.0
Total liabilities and stockholders' equity	$2,583.4	$2,687.2

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2020	2019
Operating Activities
Net income	$89.3	$5.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	39.4	39.7
Deferred and noncurrent income tax charges (credits)	5.9	(2.4)
Accretion of asset retirement obligations	0.6	0.5
Pretax (gains) losses from sale of assets	(0.1)	0.1
Net (increase) decrease in noncash operating working capital	(25.7)	1.7
Other operating activities - net	4.3	3.2
Net cash provided by operating activities	113.7	48.1
Investing Activities
Property additions	(46.6)	(30.5)
Proceeds from sale of assets	0.2	1.1
Other investing activities - net	(0.8)	(0.1)
Net cash required by investing activities	(47.2)	(29.5)
Financing Activities
Purchase of treasury stock	(140.6)	(13.3)
Repayments of debt	(0.3)	(5.4)
Amounts related to share-based compensation	(5.6)	(4.0)
Net cash required by financing activities	(146.5)	(22.7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(80.0)	(4.1)
Cash, cash equivalents, and restricted cash at beginning of period	280.3	184.5
Cash, cash equivalents, and restricted cash at end of period	$200.3	$180.4

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three months ended March 31, 2020 and 2019. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
(Millions of dollars)	2020	2019

Net income	$89.3	$5.3

Income tax expense (benefit)	28.0	0.6
Interest expense, net of interest income	12.5	12.9
Depreciation and amortization	39.4	39.7
EBITDA	$169.2	$58.5

Net settlement proceeds	—	(0.1)
Accretion of asset retirement obligations	0.6	0.5
(Gain) loss on sale of assets	(0.1)	0.1
Other nonoperating (income) expense	1.0	(0.2)
Adjusted EBITDA	$170.7	$58.8